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EXHIBIT 4.8
                       THIRD AMENDMENT TO CREDIT AGREEMENT

               THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), made and entered into as of June 30, 1997, is by and between THE O'BOISIE CORPORATION, an Illinois corporation (the "Borrower"), and REPUBLIC ACCEPTANCE CORPORATION , a Minnesota Corporation (the "Lender").

                                    RECITALS

               1. The Lender and the Borrower entered into a Credit Agreement dated as of July 3, 1996, as amended by that First Amendment to Credit Agreement dated October 7, 1996, as further amended by that Second Amendment to Credit Agreement dated March 17, 1997 (the "Credit Agreement");

               2. The Borrower is in default under Sections 6.6, 6.7, 6.8 and 6.9 of the Credit Agreement (the "Existing Events of Defaults") and has requested the Lender to waive the Existing Events of Defaults;

               3. The Borrower desires to amend certain provisions of the Credit Agreement, restructure its obligations to the Lender, modify the maturity date of certain obligations of Borrower to the Lender and have the Lender extend additional credit to Borrower in the form of over line advances in the maximum amount of $2,000,000; and

               4. The Lender has agreed to amend the Credit Agreement, restructure the obligations of Borrower, modify the maturity date of certain of the Borrower's obligations, extend additional credit to Borrower in the form of over line advances and to waive the Existing Events of Default on the terms and subject to the conditions herein.

                                    AGREEMENT

               NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby covenant and agree to be bound as follows:

               SECTION 1. CAPITALIZED TERMS. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, unless the context shall otherwise require.

               SECTION 2. AMENDMENTS. The Credit Agreement is hereby amended as follows:

          2.1 DEFINITIONS. The definitions of "NOTES" and "TOTAL COMMITMENT AMOUNT", contained in Section 1.1 of the Credit Agreement are amended in their entirety as follows:

               "NOTES":  The Revolving Note, The Term Note and the Over Line
Note.

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               "TOTAL COMMITMENT AMOUNT":  The sum of the Revolving
Commitment Amount, the Term Loan Commitment Amount, and the Over Line Commitment Amount.

          Section 1.1 of the Credit Agreement is further amended by adding the definitions of "OVER LINE", "OVER LINE ADVANCES","OVER LINE COMMITMENT AMOUNT","OVER LINE MANDATORY PREPAYMENT DATE" "OVER LINE MATURITY DATE", "OVER LINE NOTE" and "REVOLVING MANDATORY PREPAYMENT DATE thereto in correct alphabetical order:

               "OVER LINE":  As defined in Section 2.1.

               "OVER LINE ADVANCES": As defined in Section 2.1.

               "OVER LINE COMMITMENT AMOUNT":  As defined in Section 2.1.

               "OVER LINE MATURITY DATE":  As defined in Section 2.1.

               "OVER LINE MANDATORY PREPAYMENT DATE": As defined in Section 2.1

               "OVER LINE NOTE":  As defined in Section 2.3.

               "REVOLVING MANDATORY PREPAYMENT DATE": As defined in Section 2.1

          Section 1.1 of the Credit Agreement is further amended by deleting the definitions of "ADDITIONAL TERM LOAN", "ADDITIONAL TERM LOAN COMMITMENT", "ADDITIONAL TERM LOAN COMMITMENT AMOUNT", "ADDITIONAL TERM NOTE", "SPECIAL TERM LOAN", "SPECIAL TERM LOAN COMMITMENT", "SPECIAL TERM LOAN COMMITMENT AMOUNT" and "SPECIAL TERM NOTE".

          2.2 REVOLVING CREDIT. Section 2.1(a) of the Credit Agreement is amended in its entirety as follows:

          2.1 (a) REVOLVING CREDIT. A revolving loan (the "Revolving Loan") to the Borrower available as advances ("Advances") at any time and from time to time from the Closing Date to August 31, 1998 (the "Revolving Maturity Date"), during which period the Borrower may borrow, repay and reborrow in accordance with the provisions hereof, PROVIDED, that the unpaid principal amount of revolving Advances shall not at any time exceed $3,000,000 (the "Revolving Commitment Amount"); PROVIDED, FURTHER, that no Advance will be made if, after giving effect thereto, the Total Outstandings would exceed the Borrowing Base and PROVIDED, FURTHER, that Borrower shall make a mandatory prepayment on August 31, 1997 (the "Revolving Mandatory Prepayment Date") of the entire amount of the Advances. Notwithstanding anything to the contrary herein, no Advances shall be available to the Borrower and Lender shall have no obligation to make any Advances to the Borrower after the Revolving Mandatory Prepayment Date.

          2.3 TERM LOAN. Section 2.1(b) of the Credit Agreement is amended in its entirety as follows:


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          2.1 (b)  TERM LOAN.  A term loan to mature August 31, 1998 (the
"Term Loan") from the Lender to the Borrower on the Closing Date in the amount of $5,000,000 (the "Term Loan Commitment Amount"); PROVIDED, HOWEVER, that if Borrower has not fully repaid the Revolving Loan and the Over Line on August 31, 1997 the Term Loan shall become immediately due and payable on August 31, 1997 without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Notes to the contrary notwithstanding.

          2.4 OVER LINE. Section 2.1(c) of the Credit Agreement is amended in its entirety as follows:

               Section 2.1(c) OVER LINE. A revolving loan (the "Over Line") to the Borrower available as Advances ("Over Line Advances") at any time and from time to time from June 30, 1997 to August 31, 1998 (the "Over Line Maturity Date") during which period the Borrower may borrow, repay and reborrow in accordance with the provisions hereof, PROVIDED, that the unpaid principal amount of Over Line Advances shall not at any time exceed $2,000,000 (the "Over Line Commitment Amount"); and PROVIDED, FURTHER, that Borrower shall make a mandatory prepayment on August 31, 1997 (the "Over Line Mandatory Prepayment Date") of the entire amount of the Over Line Advances. Notwithstanding anything to the contrary, no Over Line Advances shall be available to the Borrower and Lender shall have no obligation to make any Over Line Advances to the Borrower after the Over Line Mandatory Prepayment Date.

          2.5 SPECIAL TERM LOAN. Section 2.1(d) of the Credit Agreement is deleted in its entirety.

          2.6 PROCEDURE FOR ADVANCES. Section 2.2 of the Credit Agreement is amended in its entirety as follows:

          Section 2.2 PROCEDURE FOR ADVANCES. Any request by the Borrower for an Advance on the Revolving Loan or the Over Line shall be in writing or by telephone and must be given so as to be received by the Lender not later than 10:30 a.m. (local time of the Lender) on the requested Advance date. Each request for an Advance shall be irrevocable and shall be deemed a representation by the Borrower that on the requested Advance date and after giving effect to such Advance the applicable conditions specified in Article III have been and will continue be satisfied. Each request for an Advance shall specify the requested Advance date (which must be a Business Day) and the amount of such Advance which shall be in a minimum amount of $50,000 or, if more, an integral multiple thereof. Unless the Lender determines that any applicable condition specified in Article III has not been satisfied, the Lender will make available to the Borrower at the Lender's principal office in immediately available funds not later than 3:00 p.m. (local time of the Lender) on the requested Advance date the amount of the requested Advance.

          2.7 THE NOTES. Section 2.3 of the Credit Agreement is amended in its entirety as follows:

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               Section 2.3  THE NOTES.  The Advances on the Revolving Loan
shall be evidenced by a single promissory note (the "Revolving Note"), substantially in the form of Exhibit 2.3 (a) hereto, in the amount of the Revolving Commitment Amount originally in effect. The Term Loan shall be evidenced by a promissory note (the "Term Note"), substantially in the form of Exhibit 2.3 (b) hereto, in an amount equal to the Term Loan Commitment Amount. The Advances on the Over Line shall be evidenced by a single promissory note (the "Over Line Note"), substantially in the form of Exhibit
2.3 (c) hereto, in the amount of the Over Line Commitment Amount originally in effect. The Lender shall enter in its ledgers and records the payments made on the Term Loan, the Advances and the Over Line Advances made and the payments made thereon, and the Lender is authorized by the Borrower to enter on schedules attached to the Notes a record of such Advances, Over Line Advances and repayments.

          2.8   INTEREST RATES, INTEREST PAYMENTS AND DEFAULT INTEREST.
Section 2.4 of the Credit Agreement is amended in its entirety as follows:

               Section 2.4 INTEREST RATES, INTEREST PAYMENTS AND DEFAULT INTEREST. Interest shall accrue and be payable on the unpaid balance of the Revolving Note at a floating rate per annum equal to the sum of the Reference Rate plus 3.75% (the latter being the "Applicable Revolving Margin"); PROVIDED, HOWEVER, that any amount of principal of the Revolving Note not paid when due (whether at such date or upon acceleration following an Event of Default) shall thereafter bear interest at a floating rate equal to the sum of (a) the Reference Rate, plus (b) the Applicable Revolving Margin, plus
(c) 3 1/2%. Interest shall accrue and be payable on the unpaid balance of the Term Note (i) until August 31, 1997 at a floating rate per annum equal to the sum of the Reference Rate plus 3.75%; and (ii) from September 1, 1997 and all times thereafter at a floating rate per annum equal to the sum of the Reference Rate plus 10% (the latter being the "Applicable Term Margin"); PROVIDED, HOWEVER, that any amount of principal of the Term Note not paid when due after giving effect to any applicable grace period, if any (whether at the date scheduled therefor or upon acceleration following an Event of Default) shall thereafter bear interest at a floating rate equal to the sum of (a) the Reference Rate, plus (b) the Applicable Term Margin, plus
(c) 3 1/2%. Interest shall accrue and be payable on the unpaid balance of the Over Line Note at a floating rate per annum equal to the sum of the Reference Rate plus 10% (the latter being the "Applicable Over Line Margin"); PROVIDED, HOWEVER, that any amount of principal of the Over Line Note not paid when due (whether at such date or upon acceleration following an Event of Default) shall thereafter bear interest at a floating rate equal to the sum of (a) the Reference Rate, plus (b) the Applicable Over Line Margin, plus (c) 3 1/2%. Interest shall be payable monthly in arrears and upon final payment of the respective Notes.

          2.9 REPAYMENT OF THE REVOLVING NOTE. Section 2.7(a) of the Credit Agreement is amended in its entirety as follows:

                  Section 2.7(a) REPAYMENT OF THE REVOLVING NOTE. Principal of the Revolving Note shall be payable in full on the Revolving Maturity Date, PROVIDED, HOWEVER, Borrower shall make a mandatory prepayment of the entire amount of the Revolving Loan on the Revolving Mandatory Prepayment Date. The Borrower may prepay the Revolving Note, in


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whole or in part, at any time, without premium or penalty from the date of this Agreement and thirty days prior notice to Lender. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment shall be in an amount of $50,000 or an integral multiple thereof. Amounts prepaid on the Revolving Note under this Section may be reborrowed upon the terms and subject to the conditions and limitations of this Agreement. Daily collection of accounts will not be deemed to be a prepayment on the Revolving Note.

          2.10 REPAYMENT OF THE OVER LINE. Section 2.7(d) of the Credit Agreement is amended in its entirety as follows:

               Section 2.7(d) REPAYMENT OF THE OVER LINE. Principal of the Over Line Note shall be payable in full on the Over Line Maturity Date, PROVIDED, HOWEVER, Borrower shall make a mandatory prepayment of the entire amount of the Over Line on the Over Line Mandatory Prepayment Date. The Borrower may prepay the Over Line Note, in whole or in part, at any time, without premium or penalty. Any such prepayment must be accompanied by accrued and unpaid interest on the amount prepaid. Each partial prepayment shall be in an amount of $50,000 or an integral multiple thereof. Amounts prepaid on the Over Line Note under this Section may be reborrowed upon the terms and subject to the conditions and limitations of this Agreement.

          2.11 REPAYMENT OF THE SPECIAL TERM LOAN. Section 2.7(e) of the Credit Agreement is deleted in its entirety.

          2.12 SUCCESS FEE. A new Section 2.16 is added to provide as follows:

               Section 2.16 SUCCESS FEE. The Borrower shall pay to the Lender a Success Fee of $500,000 due and payable in the amount of $250,000 upon the funding of an Initial Public Offering or Private Placement through an Investment Banker. The remaining $250,000 shall be payable in twelve consecutive equal monthly installments commencing on September 30, 1997 with the final installment due and payable on August 31, 1998.

          2.13 POSITIVE EBITDA. Section 6.6 of the Credit Agreement is amended in its entirety as follows:

               Section 6.6 POSITIVE EBITDA. Borrower shall maintain a positive EBITDA at all times.

          2.14 LEVERAGE RATIO. Section 6.7 of the Credit Agreement is deleted in its entirety.

          2.15 CURRENT RATIO. Section 6.8 of the Credit Agreement is deleted in its entirety.

          2.16 DEBT SERVICE COVERAGE RATIO. Section 6.9 of the Credit Agreement is deleted in its entirety.

               SECTION 3. EFFECTIVENESS OF AMENDMENTS. The amendments contained in this


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Amendment shall become effective upon delivery by the Borrower of, and compliance by the Borrower with, the following:

          3.1  This Amendment, duly executed by the Borrower.

          3.2 A copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment certified as true and accurate by its Secretary or Assistant Secretary, along with a certification by such Secretary or Assistant Secretary (i) certifying that there has been no amendment to the Articles of Incorporation or Bylaws of the Borrower since true and accurate copies of the same were delivered to the Lender with a certificate of the Secretary of the Borrower dated July 3, 1996, and (ii) identifying each officer of the Borrower authorized to execute this Amendment and any other instrument or agreement executed by the Borrower in connection with this Amendment, and certifying as to specimens of such officer's signature and such officer's incumbency in such offices as such officer holds.

          3.3 Certified copies of all documents evidencing any necessary corporate action or consent with respect to this Amendment.

          3.4 The Revolving Note substantially in the form of Exhibit 2.3(a) hereto.

          3.5 The Term Note substantially in the form of Exhibit 2.3(b) hereto.

          3.6 The Over Line Note substantially in the form of Exhibit 2.3(c) hereto.

          3.7 A Guaranty executed by Donald Schumacher II in the form and substance satisfactory to Lender and its counsel.

          3.8 Payment of a forbearance and amendment fee in the sum of $10,000.

          3.9 The Borrower shall have satisfied such other conditions as specified by the Lender or counsel to the Lender, including payment of all unpaid legal fees and expenses incurred by the Lender through the date of this Amendment in connection with the Credit Agreement.

               SECTION 4. WAIVER OF EXISTING EVENTS OF DEFAULT. The Lender hereby, effective as of the date hereof, consents to the Borrower's failure to comply with Sections 6.6, 6.7, 6.8 and 6.9 of the Credit Agreement prior to the date hereof and waives the Lender's right in connection therewith to declare a default or event of default under the Credit Agreement, to exercise any remedies arising out of such an event of default or default to the extent (but only to the extent) that the Lender may have had such rights based solely on the failure to comply with such provisions prior to the date hereof. This waiver is for the limited purpose set forth herein and shall not be deemed to (i) be a consent to any waiver or modification of any other term or condition of the Credit Agreement or any instrument or agreement referred to therein, or (ii) prejudice any right or remedy that the Lender may now have (except to the extent such right or remedy is based upon existing defaults that will not exist

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after giving effect to the waiver set forth herein) or may have in the future under or in connection with the Credit Agreement or any instrument or agreement referred to therein.

               SECTION 5. REPRESENTATIONS; ACKNOWLEDGMENTS. The Borrower hereby represents that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties contained in the Credit Agreement, and in any and all other Loan Documents of the Borrower, are true, correct and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Credit Agreement, (b) the Borrower is in compliance with all covenants and agreements of the Borrower as set forth in the Credit Agreement and in any and all other Loan Documents of the Borrower, and (c) the Borrower has no trademarks except those pledged to Lender under that Collateral Assignment of Trademarks dated July 3, 1996 and has no patents that have not been pledged to Lender. The Borrower represents and warrants that the Borrower has the power and legal right and authority to enter into this Amendment and has duly authorized as appropriate the execution and delivery of this Amendment and other agreements and documents executed and delivered by the Borrower in connection herewith or therewith by proper corporate action. The Borrower acknowledges and agrees that its obligations to the Lender under the Credit Agreement and exist and are owing without offset, defense or counterclaim assertable by the Borrower against the Lender. The Borrower further acknowledges and agrees that its obligations to the Lender under the Credit Agreement, as amended, constitute "Obligations" within the meaning of the Security Agreement and are secured by the Security Agreement and the Collateral Assignment of Trademarks.

               SECTION 6. AFFIRMATION, FURTHER REFERENCES. Except as expressly modified under this Amendment, all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under the Credit Agreement, the Security Agreement, and any and all other Loan Documents entered into with respect to the obligations under the Credit Agreement are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower. All references in the Credit Agreement to "this Agreement," "herein," "hereof," and similar references, and all references in the other Loan Documents to the "Agreement," shall be deemed to refer to the Agreement, as amended by this Amendment.

               SECTION 7. MERGER AND INTEGRATION, SUPERSEDING EFFECT. This Amendment, from and after the date hereof, embodies the entire agreement and understanding between the parties hereto and supersedes and has merged into it all prior oral and written agreements on the same subjects by and between the parties hereto with the effect that this Amendment, shall control with respect to the specific subjects hereof and thereof.

               SECTION 8. SEVERABILITY. Whenever possible, each provision of this Amendment and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective, valid and enforceable under the applicable law of any jurisdiction, but, if any provision of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited, invalid or unenforceable under the applicable law, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition, invalidity or unenforceability, without invalidating or rendering unenforceable the remainder of such provision or the remaining provisions of this Amendment or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto in such jurisdiction, or affecting the effectiveness, validity or enforceability of such provision in any other jurisdiction.

               SECTION 9. SUCCESSORS. This Amendment shall be binding upon the Borrower and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrower and the Lender and the

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successors and assigns of the Lender.

               SECTION 10. LEGAL EXPENSES. The Borrower agrees to reimburse the Lender, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorneys' fees and legal expenses of Dorsey & Whitney, counsel for the Lender) incurred in connection with the Credit Agreement, including in connection with the negotiation, preparation and execution of this Amendment and all other documents negotiated, prepared and executed in connection with this Amendment, and in enforcing the obligations of the Borrower under the Credit Agreement, as amended by this Amendment, which obligations of the Borrower shall survive any termination of the Credit Agreement.

               SECTION 11. HEADINGS. The headings of various sections of this Amendment have been inserted for reference only and shall not be deemed to be a part of this Amendment.

               SECTION 12. COUNTERPARTS. This Amendment may be executed in several counterparts as deemed necessary or convenient, each of which, when so executed, shall be deemed an original, provided that all such counterparts shall be regarded as one and the same document, and either party to this Amendment may execute any such agreement by executing a counterpart of such agreement.

               SECTION 13. GOVERNING LAW. The Amendment Documents shall be governed by the internal laws of the State of Minnesota, without giving effect to conflict of law principles thereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

          THE O'BOISIE CORPORATION

          By: ______________________________


          Title:

          REPUBLIC ACCEPTANCE CORPORATION

                               By: __________________________


                               Title: _______________________